UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2007

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3115 Merryfield Row, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On December 18, 2007, Anadys Pharmaceuticals, Inc. ("Anadys") and LG Life Sciences, Ltd. ("LGLS") entered into a letter agreement terminating the Joint Development and License Agreement by and between LGLS and Anadys dated April 18, 2004, as amended (the "LGLS Agreement"). This mutual termination of the LGLS Agreement followed Anadys’ decision, announced on August 1, 2007, to discontinue its involvement with the development of ANA380 in connection with its strategic restructuring. The parties had been jointly developing ANA380, a nucleotide analog for the treatment of hepatitis B virus infection, since 2004. The material terms of the LGLS Agreement are described in Exhibit 99.1 attached hereto and incorporated by reference herein. All rights to ANA380 have reverted to LGLS and neither party owes an early termination penalty to the other.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Material Terms of the Joint Development and License Agreement between LG Life Sciences and Anadys Pharmaceuticals, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

December 20, 2007	By:	Elizabeth E. Reed

Name: Elizabeth E. Reed
Title: Vice President, Legal Affairs and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Material Terms of the Joint Development and License Agreement between LG Life Sciences and Anadys Pharmaceuticals, Inc.